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                                                                    EXHIBIT 23.1



                                                                     [LETTERHEAD
                                                                      OF SHEARER
                                                                    TAYLOR & CO.
                                                                   APPEARS HERE]



We have issued our report dated January 23, 1998, accompanying the consolidated financial statements of First M & F Corporation incorporated by reference in the Annual Report of First M & F Corporation on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-4 and to the use of our name as it appears under the caption "Experts".


/s/ Shearer, Taylor & Co., P.A.

Jackson, Mississippi
November 9, 1998





                                                    Certified Public Accountants

                                                                 6360 I-55 North
                                                                       Suite 330
                                                              P. O. Drawer 13157
                                                          Jackson, MS 39236-3157
                                                          Telephone 601/956-0993